Exhibit 4.1

                       REGISTRATION RIGHTS AGREEMENT

                        Dated as of January 31, 2004

                               by and between

                              CommScope, Inc.

                                    and

                                 Avaya Inc.


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                             TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1. DEFINITIONS................................................................1
2. REGISTRATION RIGHTS........................................................2
   2.1. Demand Registrations..................................................2
   2.2. Limitation on Obligations to Effect Demand Registration...............3
   2.3. Piggyback Registrations...............................................5
   2.4. Allocation of Securities Included in Registration Statement...........6
   2.5. Registration Procedures...............................................7
   2.6. Expenses.............................................................10
   2.7. Underwritten Offerings...............................................10
   2.8. Indemnification......................................................11
   2.9. Rule 144.............................................................13
   2.10.Limitations on Sale or Distribution of Other Securities..............14
   2.11.Access to Information................................................14
3. GENERAL...................................................................15
   3.1. Governing Law........................................................15
   3.2. Waiver of Jury Trial.................................................15
   3.3. Survival.............................................................16
   3.4. Successors and Assigns...............................................16
   3.5. Invalidity of Provision..............................................16
   3.6. Amendments and Waivers...............................................16
   3.7. Notice...............................................................16
   3.8. Descriptive Headings.................................................17
   3.9. Entire Agreement.....................................................17
   3.10.Counterparts.........................................................17



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                                                                         Page 1

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 31, 2004, by and between CommScope, Inc., a Delaware corporation ("CommScope" or the "Company"), and Avaya Inc., a Delaware corporation ("Avaya") (each a "Party" and, collectively, the "Parties").

                           W I T N E S S E T H :

          WHEREAS, on the date hereof, the Company issued to Avaya 1,761,538 shares of Common Stock (the "Parent Shares") pursuant to Section
2.3 of that certain Asset Purchase Agreement, dated as of October 26, 2003, by and among the Company, CommScope Solutions Holdings, LLC (formerly known as SS Holdings, LLC) and Avaya (the "Asset Purchase Agreement").

          NOW, THEREFORE, the Parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, agree as follows:

          1. DEFINITIONS.As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Affiliate" means (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or (ii) with respect to any individual, shall also mean the spouse or child of such individual; provided, that neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Holder. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Commission" or "SEC" means the Securities and Exchange
Commission.

          "Common Stock" means any shares of Common Stock, par value $0.01 per share, of the Company, now or hereafter authorized to be issued, and any equity securities of any kind which may be issued on or after the date hereof in respect of, in exchange for, shares of Common Stock in connection with a merger, consolidation, stock split, stock dividend, recapitalization or other reorganization.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder" means any Person who holds Registrable Securities and is either (i) Avaya or (ii) a Person to whom Avaya has transferred Registrable Securities and such Person is bound by the terms of this Agreement pursuant to Section 3.4.

          "Major Holder" means with respect to any registration, the Holder that, together with its Affiliates, includes the largest number of Registrable Securities in such registration.

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          "Parent Shares" has the meaning provided in the Asset Purchase
Agreement.

          "Person" means any individual, corporation, limited liability company, association, partnership, trust, or any other entity or organization, including any government entity.

          "Registrable Securities" means (i) the Parent Shares and (ii) any shares of Common Stock issued with respect to the Parent Shares referred to in clause (i) by way of a stock dividend, stock split or reverse stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
(b) when such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or
(c) when such securities are eligible for sale under Rule 144(k) under the Securities Act or any successor provision.

          "Registration Expenses" means all expenses incident to the registration of the Registrable Securities pursuant to Section 2 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters or any special audits required by or incident to, such registration, all fees and disbursements of underwriters (other than underwriting discounts and commissions), all transfer taxes, and reasonable fees and expenses of not more than one legal counsel to the Holders; provided, however, that Registration Expenses shall exclude, and the Holders shall pay, all underwriting discounts and commissions and transfer taxes in respect of the Registrable Securities being registered.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Selling Holders" means Holders offering Registrable Securities for sale pursuant to a registration effected under this Agreement.

          2. REGISTRATION RIGHTS.

          2.1. Demand Registrations.

               (a) (i) Subject to Sections 2.2 and 2.4 below, at any time, any Holder shall have the right to request that the Company effect a registration under the Securities Act of all or any part of such Holder's Registrable Securities. Any such request for registration by any Holder pursuant to this Section 2.1 shall hereinafter be referred to as a "Demand Registration Request" and the registrations so requested are referred to herein as "Demand Registrations" (with respect to any Demand Registration, the Holder(s) making such demands for registration


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being referred to as the "Initiating Holder"). Each Demand Registration
Request shall be delivered in writing to the Company and shall specify the aggregate amount of Registrable Securities to be included in such registration by the Company and the intended method of distribution thereof.

                   (ii) After receiving a Demand Registration Request, the Company shall, as promptly as practicable but in any event within seventy-five (75) days, file a registration statement relating to such Registrable Securities for distribution in accordance with such intended method of distribution, and use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable.

               (b) The Company, subject to Sections 2.2 and 2.4, may elect to include in any registration statement and offering made pursuant to this
Section 2.1 any other shares of Common Stock which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company.

               (c) A Holder may withdraw its request to include Registrable Securities in a Demand Registration at any time prior to the related registration statement's being declared effective by giving written notice to the Company of its intent to withdraw.

               (d) A registration of Registrable Securities shall not constitute a Demand Registration until a registration statement with respect to such Registrable Securities shall have become effective.

          2.2. Limitation on Obligations to Effect Demand Registration.

               (a) The Demand Registration rights granted to Holders in
Section 2.1 are subject to the following limitations:

                   (i) the Company shall not be required to effect more than three (3) Demand Registrations;

                   (ii) the Company shall not be required to effect more than one (1) Demand Registration in any 180 day period;

                   (iii) the Company shall not be required to effect a Demand Registration if the number of Registrable Securities requested to be included is less than 1,500,000; provided, however, that in the event a Demand Registration Request includes less than 1,500,000 Registrable Securities, the Company shall be obligated to effect a registration if all of the Holder's remaining Registrable Securities are included in such Demand Registration Request;

                   (iv) the Company shall not be required to cause a registration pursuant to Section 2.1(a) to be declared effective within a period of one hundred thirty-five (135) days after the effective date of any registration statement of the Company other than a registration statement on Form S-8 (or an equivalent registration form then in effect); and

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                    (v) if the Board of Directors of the Company, in its
reasonable business judgment, determines that any registration of Registrable Securities should not be made or continued (the "Board Decision") because it would interfere with any material financing, acquisition, corporate reorganization or merger or result in premature disclosure thereof (a "Valid Business Reason"), (A) the Company may postpone filing a registration statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days from the date of the Board Decision, and (B) in case a registration statement has been filed relating to a Demand Registration, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days from the date of the Board Decision (such period of postponement or withdrawal under subclauses (A) or (B) of this clause (vi), the "Postponement Period"); and the Company shall give written notice to the Initiating Holder of its determination to postpone or withdraw a registration statement, and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be permitted to postpone or withdraw a registration statement after the expiration of any Postponement Period until twelve months after the expiration of such Postponement Period without the prior written approval of the Initiating Holder of such Demand Registration and the Company shall not be permitted to postpone or withdraw a registration statement during the period commencing on the date hereof and ending on the 270th day following the date hereof.

               (b) If the Company shall give any notice of postponement or withdrawal of any registration statement, the Company shall not, during the period of postponement or withdrawal, register any Company Securities, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause 2.2(a)(v) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1 (whether pursuant to clause 2.2(a)(v) above or as a result of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall file the applicable registration statement as soon as practicable after the Board of Directors of the Company determines, in its reasonable business judgment, that such Valid Business Reason no longer exists (but in no event later than ninety (90) days after the date of the postponement or withdrawal) and use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.2 (unless the Holder shall have


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withdrawn its Demand Registration Request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement, such request shall not be counted for purposes of the Demand Registration Requests to which the Initiating Holders are entitled pursuant to Section 2.1 and the Company shall pay all Registration Expenses in connection therewith).

               (c) In the event that any Demand Registration shall involve, in whole or in part, an underwritten offering, the Initiating Holder shall select the managing underwriter or underwriters in connection with such registration, which underwriter(s) shall be of national standing and shall be reasonably acceptable to the Company.

               (d) Demand Registrations pursuant to Section 2.1 shall be on an appropriate form of the SEC selected by the Company.

               (e) Holders may not request, and the Company shall not be obligated, to effect an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) under the Securities Act.

          2.3. Piggyback Registrations.

               (a) If, at any time, the Company proposes or is required to register any of its Common Stock under the Securities Act (other than pursuant to registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan, dividend reinvestment plan, or a merger or consolidation or other than incidental to an issuance of securities intended to be resold under Rule 144A of the Securities Act) on a registration statement on Form S-1, Form S-2, or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any such Holder, made within twenty (20) days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.3(b), 2.4, 2.7(b), and 2.8 hereof, include in such filing the Registrable Securities for which registration is requested by any such Holder and shall use its reasonable best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act on the same terms and conditions as any Common Stock which the Company at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered (each, a "Piggyback Registration"). There is no limitation on the number of such Piggyback Registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration effected under this Section 2.3(a) shall relieve the Company of its obligations to effect a Demand Registration.

               (b) If, at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such Common Stock, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a

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determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under
Section 2.1 or Section 2.6, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other Common Stock.

               (c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.3 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the effective date of such registration statement, and
(ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

          2.4. Allocation of Securities Included in Registration Statement.

               (a) If any requested registration pursuant to Section 2.1 involves an underwritten offering and the lead managing underwriter of such offering (the "Manager") shall advise the Company in writing that, in its view, the number of securities requested to be included in such registration by the Holders or any other persons (including those shares of Common Stock requested by the Company to be included in such registration) exceeds the largest number (the "Demand Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to the Initiating Holder, the Company shall include in such registration:

                   (i) first, all Registrable Securities requested to be included in such registration by Holders of Registrable Securities; provided, however, that, if the number of such Registrable Securities exceeds the Demand Sale Number, the number of such Registrable Securities (not to exceed the Demand Sale Number) to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration statement, based on the number of Registrable Securities then owned by each Holder requesting inclusion in relation to the number of Registrable Securities owned by all Holders requesting inclusion;

                   (ii) second, to the extent that the number of Registrable Securities to be included by all Holders pursuant to clause (i) of this Section 2.4(a) is less than the Demand Sale Number and in accordance with Section 2.1(b), securities that the Company proposes to register; and

                   (iii) third, to the extent that the number of Registrable Securities to be included by all Holders plus the number of securities to be included by the Company is less than the Demand Sale Number and in accordance with Section 2.1(b), any other securities other than Registrable Securities that the holders thereof propose to register pursuant to the exercise of piggyback registration rights.

          If, as a result of the proration provisions of this Section 2.4(a), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable

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Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration, and
(y) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made; provided, however, that in the event that the Manager subsequently advises the Company in writing that a larger number of securities may be sold in an orderly manner in such offering within a price range acceptable to the Initiating Holder, such withdrawal may be revoked.

               (b) If any registration pursuant to Section 2.3 involves an underwritten offering and the Manager shall advise the Company in writing that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 2.3 Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

                   (i) first, all Common Stock, or securities convertible into or exchangeable or exercisable for, Common Stock (the "Company Securities") that the Company proposes to register for its own account;

                   (ii) second, to the extent that the number of Company Securities to be included pursuant to clause (i) of this Section 2.4(b) is less than the Section 2.3 Sale Number, all Registrable Securities requested to be included by all Holders, allocated on a pro rata basis based on the number of shares of Registrable Securities subject to registration rights owned by each Holder requesting inclusion in relation to the number of shares of Registrable Securities subject to registration rights then owned by all Holders requesting inclusion; and

                   (iii) third, to the extent that the number of Company Securities, Registrable Securities and other securities to be included pursuant to clause (ii) of this Section 2.4(b) is less than the Section 2.3 Sale Number, any other securities other than Registrable Securities that the holders thereof propose to register pursuant to the exercise of piggyback registration rights.

               2.5. Registration Procedures.

          If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall:

               (a) prepare and file with the Commission a registration statement on an appropriate registration form of the Commission (and such amendments and post-effective amendments and supplements to such registration statement as may be required by the Securities Act) for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form shall be selected by the Company and comply as to form in all material respects with the requirements of the applicable form, and the Company shall use its reasonable best efforts to cause such registration statement to become and remain effective, provided, however, that before filing a registration statement or prospectus or any amendments

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or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Initiating Holder, in the case of a registration pursuant to Sections 2.1, and selected by the Major Holder, in the case of a registration pursuant to
Section 2.3) and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel;

               (b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of time as necessary to complete the offering, which period shall be not less than one hundred eighty (180) days (or such shorter period that shall terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the time period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition set forth in such registration statement;

               (c) furnish, without charge, to each Selling Holder of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents (including the documents incorporated by reference in the registration statement), as such Selling Holder and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder;

               (d) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any Selling Holders or any managing underwriter, if any, shall reasonably request, provided that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

               (e) promptly notify each Selling Holder covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (iv) of the receipt by the Company of any notification with respect to the suspension of the

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                                                                        Page 9

qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;

               (f) promptly notify each Selling Holder selling Registrable Securities covered by such prospectus and each managing underwriter, if any, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

               (g) otherwise use its reasonable best efforts to obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as counsel for each Selling Holder or the managing underwriter, if any, reasonably request;

               (h) otherwise use its reasonable best efforts to furnish, at the request of each Selling Holder, on the date such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters on the date the registration statement with respect to such Registrable Securities becomes effective, an opinion, dated as of such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to each Selling Holder, covering such legal matters with respect to the registration as each Selling Holder may reasonably request and are customarily included in such opinions.

               (i) use its reasonable best efforts to obtain the withdrawal of any SEC order suspending the effectiveness of the registration statement and promptly notify each Holder upon obtaining the withdrawal of such order;

               (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

               (k) cause all such Registrable Securities to be listed on each securities exchange or interdealer quotation systems, if any, on which other securities of the same class issued by the Company are then listed (subject to notice of issuance), provided, that the applicable listing requirements are satisfied;

               (l) cooperate with the Selling Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting

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                                                                        Page 10

agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Selling Holders;

               (m) make generally available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period (or 90 days if such period is a fiscal year) beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

               (n) cooperate with each Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and

               (o) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          The Company may require as a condition precedent to the Company's obligations under this Section 2.5 that each Selling Holder as to which any registration is being effected furnish the Company such information regarding such Selling Holder and the distribution of such securities as the Company may, from time to time, reasonably request to consummate such registration.

2.6. Expenses.The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2. Notwithstanding the foregoing, if (i) a Holder withdraws its Demand Registration Request under Sections 2.1(c) or (ii) a Holder withdraws its request for a Piggyback Registration pursuant to Section 2.3(c), then in any such case such withdrawing Holder shall pay a portion of the Registration Expenses pro-rated in accordance with the number of such Holder's Registrable Securities requested to be included in such withdrawn or excluded request, provided, however, that upon the payment of such expenses by such Holder in connection with a Demand Registration Request, such Holder shall not be deemed to have made a Demand Registration; provided, further, that for purposes of clause (ii) hereof, Registration Expenses shall only include Registration Expenses incurred through the date of withdrawal of any Piggyback Registration Request pursuant to Section 2.3(c).

          2.7.     Underwritten Offerings.

               (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Initiating Holders pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the managing underwriter. Such underwriting agreement shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders.

               (b) Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.3 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreements. The Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holders.

          2.8.     Indemnification.

               (a) Indemnification by the Company. The Company agrees that in the event of any registration of any Registrable Securities of the Company under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless the Holders, their respective directors, officers, members, partners, agents and Affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls the Holders or any such underwriter within the meaning of the Securities Act (collectively, "Company Indemnitees"), against any losses, claims, damages, or liabilities, joint or several, to which the Holders or any such director, officer, member, partner, agent or Affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading or (iii) any violation by the Company of the Securities Act or Exchange Act, and, in each case, the Company shall reimburse the Company Indemnitees for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided, that the Company shall not be liable in any such case to the Company Indemnitees to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holders, specifically for inclusion therein.

               (b) Indemnification by the Holders. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from each Holder so including any Registrable

Securities to severally, but not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.8) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act (collectively "Holder Indemnitees"), with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Holders specifically for inclusion in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Notwithstanding the provisions of this
Section 2.8(b) or Section 2.8(d), no Holder shall be required to indemnify any Holder Indemnitee pursuant to this Section 2.8(b) or to contribute pursuant to Section 2.8(d) in an amount in excess of the amount of the net proceeds received by such Holder in connection with any such registration under the Securities Act.

               (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 2.8, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.8. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties; provided, however, that the indemnifying party shall be obligated to pay for only one counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which (i) commits the indemnified party to take, or forebear to take, any action, (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, or (iii) does not relate solely to monetary damages.

               (d) Contribution. If the indemnification provided for in this Section 2.8 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection
(a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The Parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 2.8(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if any Holder is the indemnifying party, any contribution pursuant to this Section 2.8(d) shall be limited to the amount of net proceeds received by such Holder from the sale of Registrable Securities in connection with the applicable registration.

               (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.8 (with appropriate modifications) shall be given by the Company and the Holders with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 2.8 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

          2.9. Rule 144.With a view to making available to Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Commission Rule 144 or any similar or analogous rule promulgated under the Securities Act; and

               (b) File with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act and any rules or regulations promulgated thereunder.

          2.10. Limitations on Sale or Distribution of Other Securities. If requested in writing by the managing underwriter(s), if any, of any registration effected pursuant to Section 2.1 or 2.3, each Holder of Registrable Securities agrees not to effect any public sale or distribution, including, without limitation, any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriters(s), if any.

          2.11. Access to Information.

          So long as Avaya and its Affiliates collectively hold at least 5% of the outstanding shares of the Company's Common Stock, the Company shall furnish to Avaya such financial and operating information with respect to the business and properties of the Company as Avaya shall reasonably request. The Company's costs and expenses of providing such information shall be promptly reimbursed by Avaya upon request. Notwithstanding the foregoing, the Company shall not be obligated to, and shall not, furnish access to any information which the Company, in its reasonable judgment, believes (i) to be a trade secret or competitively sensitive information;
(ii) would breach a then existing confidentiality agreement between the Company and a third party; (iii) if any law, treaty, rule or regulation of any court or administrative agency restricts such access; or (iv) the disclosure of such information would have a material adverse effect on the Company or its subsidiaries. Avaya acknowledges and agrees that Avaya will have access to material, nonpublic information concerning the Company, therefore, Avaya agrees that it will not, nor cause another person to, enter into any agreement, contract, right, or obligation, to buy, sell or trade any securities of the Company based on any information provided to it hereunder which is not publicly available, or provide such nonpublic information to any person under circumstances in which it is reasonably foreseeable that such person may purchase, sell or trade such securities resulting in a violation of the Exchange Act, Securities Act or any other applicable law. Avaya agrees, and agrees to cause its Affiliates and their respective directors, officers, employees, agents or representatives (collectively, "Representatives") to maintain the confidentiality of, and not disclose, any nonpublic information (whether oral, in writing or in any other form) furnished by the Company, or on behalf of the Company, to Avaya pursuant to this Section 2.11 (" Confidential Information"); provided, however, such Confidential Information does not include information which
(i) is or becomes generally available to the public other than as a result of a disclosure by Avaya or any of its respective Affiliates or Representatives, or (ii) was or becomes available to Avaya or any of its respective Affiliates or Representatives on a non-confidential basis from a source other than the Company or its Affiliates or its Representatives, provided such source is not bound by a confidentiality agreement with the Company or its Affiliates or Representatives or otherwise prohibited from transmitting the Confidential Information by a contractual, legal or fiduciary obligation. In the event that Avaya is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that Avaya will provide the Company with prompt notice of each such request so that the Company may seek an appropriate protective order or other appropriate remedy, or both, or waive Avaya's compliance with this Section 2.11. It is further agreed that, if in the absence of a protective order or the receipt of a waiver of this Section 2.11, Avaya is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the Company to any tribunal or else stand liable for contempt or suffer other censure or penalty, Avaya may furnish only that portion of the Confidential Information which it is advised by its counsel is legally required to be furnished and shall exercise its reasonable commercial efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information. The rights set forth in this Section 2.11, are solely for the benefit of Avaya and cannot be transferred or assigned to any person without the prior written consent of the Company, such consent not to be unreasonably withheld.

          3. GENERAL

          3.1. Governing Law.This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the Parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the Parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 3.7 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the Parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          3.2. Waiver of Jury Trial.Each of the parties hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 3.2.

          3.3. Survival.The provisions of Section 2.8 hereof shall survive any termination of this Agreement.

          3.4. Successors and Assigns.This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and the respective successors, personal representatives and permitted assigns of the Parties hereto, whether so expressed or not. If any Person shall acquire Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise, such transferee shall promptly notify the Company, and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement. By taking and holding such acquired Registrable Securities, such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Company shall so request, any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

          3.5. Invalidity of Provision.The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

          3.6. Amendments and Waivers.This Agreement may be amended, modified or supplemented only by written agreement of the Party against whom enforcement of such amendment, modification or supplement is sought.

          3.7. Notice.Any notice, consent, waiver or demand pursuant to or in connection with this Agreement must be in writing and will be deemed to be delivered when personally delivered or when actually received by facsimile transmission, overnight courier of national reputation or United States mail, at the address or facsimile number stated below (or at such other address or facsimile number as such party may designate by written notice to all other parties), with copies sent to the persons indicated:

               (a) If to CommScope, to:

                   CommScope, Inc.
                   1100 CommScope Place SE,
                   Hickory, North Carolina 28602
                   Attention:  Frank B. Wyatt, II
                   Facsimile: (828) 431-2520

                                                                        Page 17
                   With a copy to:

                   Fried, Frank Harris, Shriver & Jacobson
                   One New York Plaza
                   New York, New York, 10004
                   Attention:  Christopher Ewan
                   Facsimile: (212) 859-4000

               (b) If to Avaya, to:

                   Avaya Inc.
                   Attn:  Justin C. Choi, Vice President - Mergers and
                   Acquisitions
                   211 Mt. Airy Road
                   Basking Ridge, NJ  07920
                   Facsimile:  (908) 953-4912

                   With a copy to:

                   Weil, Gotshal & Manges LLP
                   Attn:  Akiko Mikumo
                   Michael S. Colvin
                   767 Fifth Avenue
                   New York, NY  10153
                   Facsimile:  (212) 310-8007


          3.8. Descriptive Headings.The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not control or otherwise affect the meaning hereof.

          3.9. Entire Agreement.This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the Parties hereto with respect to the subject matter hereof.

          3.10. Counterparts.This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                   COMMSCOPE, INC.



                                   By:/s/ Jearld L. Leonhardt
                                      ---------------------------------
                                       Name:  Jearld L. Leonhardt
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                   AVAYA INC.

                                   By:/s/ Garry K. McGuire
                                      ---------------------------------
                                       Name:  Garry K. McGuire
                                       Title: CFO and Senior V.P.